UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 23, 2008, Epicor Software Corporation (the “Company”) entered into a Waiver (the “Waiver”) to the Credit Agreement (as amended, modified and supplemented from time to time) dated as of December 16, 2007 arranged by Banc of America Securities LLC, as Sole Lead Arranger and Book Manager and with Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), KeyBank National Association, as Syndication Agent, and Wells Fargo Bank, N.A., HSBC Bank USA, N.A. and Comerica Bank as Co-Documentation Agents and a group of financial institutions, as lenders (the “Credit Agreement”). Pursuant to the Waiver, the required lenders under the Credit Agreement waived any default or event of default under the Credit Agreement arising out of the Company’s failure to comply with the financial covenant related to the Company’s Consolidated Total Leverage Ratio (as defined in Section 8.11(a) of the Credit Agreement) as of the end of the Company’s fiscal quarter ended June 30, 2008. The Waiver is contingent upon the Company’s Consolidated Leverage Ratio not having been greater than 4.30:1.0 as of the end of the Company’s fiscal quarter ended June 30, 2008. The actual Consolidated Leverage Ratio as of that date was 4.27:1.0.

The foregoing description of the Waiver is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Waiver, which is filed hereto as Exhibit 10.1.

Item 2.02.	Results of Operations and Financial Condition.

On July 24, 2008, the Company issued a press release regarding the preliminary financial results for its second quarter of fiscal year 2008 ending June 30, 2008. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Additionally, at 2 pm Pacific Time on July 24, 2008, the Company held a conference call and simultaneous webcast in which Thomas F. Kelly, the Company’s President, Chief Executive Officer and acting Chief Financial Officer, as well as Russ Clark the Company’s Principal Accounting Officer made a presentation regarding the Company’s financial results for the Company’s second quarter of fiscal year 2008 ending June 30, 2008. A copy of the transcript of the conference call is furnished hereto as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Interim Chief Financial Officer

Effective July 24, 2008, the Company appointed Thomas F. Kelly, the Company’s President and Chief Executive Officer as acting Chief Financial Officer pending the company’s ongoing formal executive search for a permanent CFO replacement. Mr. Kelly replaces Michael Piraino, the Company’s former Chief Financial Officer, who as previously announced resigned his position effective May 15, 2008 to pursue other opportunities. Russell Clark will remain as the Company’s principal accounting officer. Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Kelly, or members of his immediately family, had or will have a direct or indirect material interest. Mr. Kelly will not receive any increased compensation for performing the duties of acting Chief Financial Officer.

Biographical and other information concerning Mr. Kelly is set forth in the Company’s Proxy Statement for its 2008 annual meeting, which was filed with the SEC on April 22, 2008 and the Company’s Form 8-K filed February 22, 2008, which descriptions are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description

Ex-10.1	Waiver dated July 23, 2008

Ex-99.1	Press Release dated July 24, 2008.

Ex-99.2	Transcript of the Company’s second quarter 2008 financial results conference call and simultaneous webcast held on July 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION
(Registrant)

Date: July 25, 2008	By:	/s/ John D. Ireland
John D. Ireland Sr. Vice President; General Counsel

EXHIBIT INDEX

The following exhibits are attached hereto and incorporated herein by reference:

Exhibit Number

Ex-10.1	Waiver dated July 23, 2008

Ex.-99.1	Press Release dated July 24, 2008.

Ex-99.2	Transcript of the Company’s second quarter 2008 financial results conference call and simultaneous webcast held on July 24, 2008.